Atchison Casting Corporation Hourly Employees' 401(k) Plan (Formerly Known as Atchison Casting Corporation Hourly 401(k) and Defined Contribution
     Plan)

     Independent Auditors' Consent to Form 11-K for the Year Ended June 30, 2000



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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-93765 of Atchison Casting Corporation on Form S-8 of our report dated January 2, 2001, appearing in this Annual Report on Form 11-K of the Atchison Casting Corporation Hourly Employees' 401(k) Plan (formerly known as Atchison Casting Corporation Hourly 401(k) and Defined Contribution Plan) for the year ended June 30, 2000.


/s/ Deloitte & Touche LLP

Kansas City, Missouri
January 11, 2001